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                                                                    EXHIBIT 21.1

                            Parent and Subsidiaries
                     National Commerce Bancorporation and
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Subsidiaries
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The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent.
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                                                                   % of Voting
                                         Jurisdiction               Securities
                                              of                    Owned by
Name of Subsidiary                       Organization     Parent     Parent
------------------                       ------------   ---------- -----------
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National Bank of Commerce (NBC)          United States  NCBC         100.00%
Commerce General Corporation             Tennessee      NBC          100.00
NBC Capital Markets Group, Inc.          Tennessee      NBC           80.00
NBC Bank, FSB (Knoxville)                United States  NCBC         100.00
Commerce Capital Management, Inc.        Tennessee      NCBC         100.00
Monroe Properties, Inc.                  Tennessee      NCBC         100.00
Commerce Corporate Advisors, Inc.        Tennessee      Nashville    100.00
National Commerce Bank Services, Inc.    Tennessee      NBC          100.00
Commerce Finance Company                 Tennessee      NBC          100.00
NBC Bank, FSB (Roanoke)                  United States  NCBC         100.00
TransPlatinum Service Corp.              Tennessee      NCBC         100.00
Kenesaw Leasing, Inc.                    Tennessee      Knoxville    100.00
First Market Bank                        United States  NCBC          49.00
USI Alliance Corp.                       Tennessee      NCBC         100.00
National Commerce Real Estate Holding
    Company (NCREHC)                     Tennessee      NBC          100.00
J&S Leasing, Inc.                        Tennessee      Knoxville    100.00
NBC Insurance Services, Inc.             Tennessee      NBC          100.00
Commerce Real Estate Holding Company
    (CREHC)                              Delaware       NCREHC       100.00
Commerce Real Estate Company             Delaware       CREHC        100.00

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